Exhibit EX_J

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated May 1, 2026, and each included in this Post-Effective Amendment No. 176 to the Registration Statement (Form N-1A, File No. 033-00507) of Transamerica Series Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 25, 2026, with respect to the financial statements and financial highlights of Transamerica 60/40 Allocation VP, Transamerica BlackRock Government Money Market VP, Transamerica Aegon High Yield Bond VP, Transamerica Aegon U.S. Government Securities VP, Transamerica American Funds Managed Risk VP, Transamerica JPMorgan Asset Allocation – Conservative VP, Transamerica JPMorgan Diversified Equity Allocation VP (formerly, Transamerica JPMorgan Asset Allocation – Growth VP), Transamerica JPMorgan Asset Allocation – Moderate Growth VP, Transamerica JPMorgan Asset Allocation – Moderate VP, Transamerica Aegon Sustainable Equity Income VP, Transamerica BlackRock iShares Edge 100 VP, Transamerica Morgan Stanley Global Allocation Managed Risk – Balanced VP, Transamerica BlackRock iShares Edge 50 VP, Transamerica BlackRock iShares Edge 75 VP, Transamerica BlackRock Tactical Allocation VP, Transamerica BlackRock Real Estate Securities VP, Transamerica JPMorgan International Moderate Growth VP, Transamerica Madison Diversified Income VP, Transamerica BlackRock iShares Active Asset Allocation – Conservative VP, Transamerica BlackRock iShares Active Asset Allocation – Moderate Growth VP, Transamerica BlackRock iShares Active Asset Allocation – Moderate VP, Transamerica Small/Mid Cap Value VP, Transamerica T. Rowe Price Small Cap VP, Transamerica BlackRock iShares Edge 40 VP, Transamerica Morgan Stanley Global Allocation VP, Transamerica Janus Balanced VP, Transamerica Aegon Core Bond VP, Transamerica JPMorgan Enhanced Index VP, Transamerica JPMorgan Tactical Allocation VP, Transamerica BlackRock iShares Dynamic Allocation – Balanced VP, Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP, Transamerica Market Participation Strategy VP, Transamerica International Focus VP, Transamerica Morgan Stanley Capital Growth VP, Transamerica Janus Mid-Cap Growth VP, Transamerica Multi-Managed Balanced VP, Transamerica BlackRock iShares Tactical – Balanced VP, Transamerica BlackRock iShares Tactical – Conservative VP, Transamerica BlackRock iShares Tactical – Growth VP, Transamerica Aegon Bond VP, Transamerica PineBridge Inflation Opportunities VP, Transamerica ProFund UltraBear VP, Transamerica TSW International Equity VP, Transamerica Great Lakes Advisors Large Cap Value VP, Transamerica MSCI EAFE Index VP, Transamerica S&P 500 Index VP, Transamerica Goldman Sachs 70/30 Allocation VP, Transamerica Goldman Sachs Managed Risk – Balanced ETF VP, Transamerica Goldman Sachs Managed Risk – Conservative ETF VP, Transamerica Goldman Sachs Managed Risk – Growth ETF VP, Transamerica WMC US Growth VP and Transamerica TSW Mid Cap Value Opportunities VP (fifty-two of the Funds comprising Transamerica Series Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 30, 2026